UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): June 18, 2009

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	March ‘09	April ‘09	May ‘09
Process Management	-30 to -25	-25	-20 to -15
Industrial Automation	> -30	> -30	> -30
Network Power	-25 to -20	-25 to -20	-20
Climate Technologies	-30	-30 to -25	-25 to -20
Appliance and Tools	-30 to -25	-30 to -25	-25 to -20
Total Emerson	-30 to -25	-30 to -25	-25

May 2009 Order Comments:

The trailing three-month GAAP order rate for Emerson was down 25 percent, with currency exchange rates negatively impacting orders by approximately 3 percentage points. Underlying order trends for the month of May were slightly better than April, but still reflect continued weakness in end-market demand across global markets. With order trends continuing to be down in excess of 20 percent, Emerson has increased global best cost actions and now expects to incur restructuring expense of $275 to $300 million for the fiscal year to aggressively implement cost repositioning programs across the company, to ensure we are well positioned for the global economic recovery in late 2010.

Process Management order rates were down 15 to 20 percent in the trailing three-month period. Currency exchange rates negatively impacted the order growth rate by approximately 3 percentage points, a smaller negative impact than the March and April trailing three-month periods, due to the recent weakening of the U.S. dollar. Orders remained mixed among end markets, with power and water markets strong and chemical and refining weak.

Industrial Automation order trends remained extremely weak, with nonresidential gross fixed investment at very depressed levels globally. Power generation demand continued to deteriorate and had a significant negative impact on order trends. Currency exchange rates negatively impacted orders by approximately 5 percentage points in the trailing three-month period.

Strength in the China network power systems business was more than offset by weakness across the balance of the Network Power business segment, especially in North America and Europe.

Climate Technologies order trends for May, although still negative, were sequentially better than March or April. U.S. air-conditioning order rates helped drive this improvement as seasonal replacement needs increased entering the summer months, and preseason channel-inventory buildup was lower than normal. This business appears to be stabilizing and well positioned for an Asian and North American recovery.

While slowdowns in spending across nonresidential end markets continued, consumer-related businesses in the Appliance and Tools business segment seem to be stabilizing at low end-market demand levels.

Upcoming Investor Events:

On Tuesday, August 4, 2009, Emerson will issue the Company’s third quarter 2009 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day. The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: June 18, 2009	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary